Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156251
Prospectus Supplement dated January 11, 2010
to Prospectus dated December 17, 2008
ASSOCIATED BANC-CORP
COMMON STOCK
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of each Class of Securities to be	to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee

Common Stock, par value $0.01 per share	5,849,093 (1)	$11.15	$65,217,386.95	$4,650 (2)

(1)	Additional shares to cover over-allotments.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.